    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           ALAMOSA PCS HOLDINGS, INC.
           (AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE 1 BELOW) (Exact name of co-registrants as specified in its charter)

           DELAWARE                          4812                         75-2843707
 (State or other jurisdiction    (Primary standard industrial          (I.R.S. employer
      of incorporation or         classification code number)         identification no.)
         organization)

                            4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               DAVID E. SHARBUTT
                            CHIEF EXECUTIVE OFFICER
                            4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------
                          Copies of communications to:

               WM. S. KLEINMAN                               MARC S. ROSENBERG
            HAYNES AND BOONE, LLP                         CRAVATH, SWAINE & MOORE
         901 MAIN STREET, SUITE 3100                          WORLDWIDE PLAZA
           DALLAS, TEXAS 75202-3789                          825 EIGHTH AVENUE
                (214) 651-5000                            NEW YORK, NEW YORK 10019
                                                               (212) 474-1000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-93499

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                            PROPOSED MAXIMUM AGGREGATE                     AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED            OFFERING PRICE(2)                     REGISTRATION FEE
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
12 7/8% Senior Discount Notes due
2010(3)...............................            $31,096,000(4)                           $8,210(4)
------------------------------------------------------------------------------------------------------------------
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

(1) The following direct and indirect subsidiaries of Alamosa PCS Holdings, Inc. are Co-Registrants (the "Guarantors"), each of which is organized in the state indicated below and has the I.R.S. Employer Identification Number indicated: Alamosa PCS, Inc., a Delaware corporation (74-2938804), Alamosa Wisconsin GP, LLC, a Wisconsin limited liability company (75-2775324), Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership (74-2938839), Alamosa Delaware GP, LLC, a Delaware limited liability company (75-2775324) and Texas Telecommunications, LP, a Texas limited partnership (75-2851320).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) The notes are unconditionally (as well as jointly and severally) guaranteed by the Guarantors on an unsecured, senior subordinated basis. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee will be paid in respect of these guarantees.
(4) The Co-Registrants previously registered an aggregate of $156,000,000 of senior discount notes on a registration statement on Form S-1 (File No. 333-93499) for which a filing fee of $41,185 was previously paid.
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

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the notes being offered hereby and a related consent, and an accountant's consent. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-93499), as amended (including the exhibits thereto), declared effective on February 2, 2000 by the Securities and Exchange Commission (the "Commission").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Alamosa has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dallas, State of Texas, on the 4th day of February, 2000.

                                            ALAMOSA PCS HOLDINGS, INC.

                                            By:    /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                                      David E. Sharbutt
                                              Chairman of the Board of Directors
                                                              and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2000.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----

                /s/ DAVID E. SHARBUTT                    Chairman of the Board of      February 4, 2000
-----------------------------------------------------  Directors and Chief Executive
                  David E. Sharbutt                               Officer

                /s/ KENDALL W. COWAN                      Chief Financial Officer      February 4, 2000
-----------------------------------------------------
                  Kendall W. Cowan

                MICHAEL R. BUDAGHER*                             Director              February 4, 2000
-----------------------------------------------------
                 Michael R. Budagher

                 RAY M. CLAPP, JR.*                              Director              February 4, 2000
-----------------------------------------------------
                  Ray M. Clapp, Jr.

                    SCOTTY HART*                                 Director              February 4, 2000
-----------------------------------------------------
                     Scotty Hart

                    THOMAS HYDE*                                 Director              February 4, 2000
-----------------------------------------------------
                     Thomas Hyde

                SCHUYLER B. MARSHALL*                            Director              February 4, 2000
-----------------------------------------------------
                Schuyler B. Marshall

                   TOM M. PHELPS*                                Director              February 4, 2000
-----------------------------------------------------
                    Tom M. Phelps

                  REAGAN W. SILBER*                              Director              February 4, 2000
-----------------------------------------------------
                  Reagan W. Silber

                   JIMMY R. WHITE*                               Director              February 4, 2000
-----------------------------------------------------
                   Jimmy R. White

     David E. Sharbutt, by signing his name hereto, does sign and execute this registration statement on behalf of each of the above-named officers and directors of the registrant on this 4th day of February, 2000, pursuant to powers of attorney executed on behalf of each of such officers and directors and previously filed with the Securities and Exchange Commission.

*By:    /s/ DAVID E. SHARBUTT
     -------------------------------
            David E. Sharbutt
            Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
    5.1       -- Opinion of Haynes and Boone, LLP
   23.1       -- Consent of PricewaterhouseCooopers LLP
   23.2       -- Consent of Haynes and Boone, LLP (contained in
                 legal opinion filed as Exhibit 5.1).